Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Glimcher Realty Trust
Columbus, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87538, 333-153257, 333-43317, 333-155720,  333-61339 and 333-115068), Form S-11 (No. 33-69740) and Form S-8 (Nos. 33-94542, 333-10221, 333-84537, 333-123557 and 333-143237) of Glimcher Realty Trust of our reports dated March 10, 2010 relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Glimcher Realty Trust’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 10, 2010